Exhibit 5
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                           McDERMOTT, WILL & EMERY
                             1850 K Street, N.W.
                                  Suite 450
                            Washington, D.C. 20006


                         May 31, 1996



America Service Group Inc.
Two Penns Way, Suite 200
New Castle, DE  19720

 Re: 500,000 Shares of Common Stock, $0.01 Par Value (the "Common Stock") To Be Issued Pursuant to the Company's Employee Stock Purchase Plan (the "Plan")
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Gentlemen:

     We have acted as counsel to America Service Group Inc. (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), to be issued pursuant to the Plan.

     In arriving at the opinions expressed below we have examined the Registration Statement, the Plan, and such other documents as have deemed necessary to enable us to express the opinions hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the

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America Service Group Inc.
May 31, 1996
Page 2


authorization and issuance of the shares of Common Stock to be sold by the Company pursuant to the Plan have been duly taken and the shares of Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to (a) the filing of the foregoing legal opinion as an exhibit to the Registration Statement and all amendments thereto and (b) all references to our firm in the Registration Statement.

                                       Very truly yours,



                                       /s/McDermott, Will & Emery